QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

CONSENT

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to being named in this Registration Statement on Form S-4 of Dollar Tree, Inc., and all amendments thereto, as a person who is to become a director of Dollar Tree, Inc. upon the consummation of the merger (as contemplated by the Agreement and Plan of Merger, dated as of July 27, 2014, by and among Family Dollar Stores, Inc., Dollar Tree, Inc. and Dime Merger Sub, Inc.), and to the filing of this consent as an exhibit to this Registration Statement.

Date: August 11, 2014

By:	/s/ HOWARD R. LEVINE Howard R. Levine

QuickLinks

  Exhibit 99.3
CONSENT